Exhibit 99.1
FOR IMMEDIATE RELEASE
COMMERCE BANCSHARES, INC. DECLARES DIVIDEND
Kansas City, MO, July 24, 2009 — Commerce Bancshares, Inc. (NASDAQ: CBSH) announced that its Board of Directors has approved a regular quarterly dividend of $0.24 per share on the company’s common stock payable September 25, 2009, to stockholders of record at the close of business on September 11, 2009.
About Commerce Bancshares, Inc.
Commerce Bancshares Inc. (NASDAQ: CBSH) is a $17.7 billion regional bank holding company. For more than 140 years, Commerce has been meeting the financial services needs of individuals and businesses. Commerce provides a diversified line of financial services, including business and personal banking, wealth management and estate planning and investments through its affiliated companies. Commerce operates in the Midwest, primarily in Missouri, Kansas, Illinois, Oklahoma and Colorado with more than 360 locations and also has operating subsidiaries involved in mortgage banking, credit related insurance, venture capital and real estate activities.
For more information contact:
Jeffery D. Aberdeen
Controller
(816) 234-2081
www.commercebank.com
mymoney@commercebank.com
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